RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR

                           RFMSI SERIES 2003-S17 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-S17
                    $ 14,677,960 0.00% CLASS A-P CERTIFICATES
             ------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                 Prospectus Supplement dated September 24, 2003
                                       to
                         Prospectus dated July 24, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated September 24, 2003.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 68.81% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.


                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                                                  CREDIT SCORE DISTRIBUTION

                                  NUMBER OF                         PERCENTAGE OF          AVERAGE         WEIGHTED AVERAGE
                                  MORTGAGE         PRINCIPAL          MORTGAGE            PRINCIPAL          LOAN-TO-VALUE
    CREDIT SCORE RANGE              LOANS           BALANCE            LOANS               BALANCE               RATIO
---------------------------       ---------      ------------       -------------      ------------        ----------------
499 or less................            1         $    370,719            0.08%         $   370,719               80.00%
520 - 539..................            2              889,021            0.19              444,510               58.63
540 - 559..................            1              362,825            0.08              362,825               75.00
560 - 579..................            4            1,528,603            0.33              382,151               66.15
580 - 599..................            2              890,974            0.19              445,487               77.86
600 - 619..................            6            2,130,056            0.46              355,009               66.66
620 - 639..................            5            1,912,899            0.42              382,580               74.37
640 - 659..................           20            9,198,205            2.01              459,910               64.97
660 - 679..................           30           12,238,485            2.67              407,949               68.29
680 - 699..................           65           27,567,293            6.01              424,112               65.89
700 - 719..................           83           38,469,690            8.39              463,490               64.04
720 - 739..................           99           41,705,121            9.09              421,264               64.75
740 - 759..................          119           51,972,865           11.33              436,747               65.26
760 - 779..................          183           76,648,414           16.71              418,844               65.64
780 - 799..................          245          107,348,974           23.41              438,159               63.82
800 or greater.............          203           85,342,848           18.61              420,408               63.79
                                  ---------      ------------       -------------      ------------        ----------------
     Total.................        1,068         $458,576,992          100.00%         $   429,379               64.75%
                                  =========      ============       =============      ============        ================

As of March 1, 2005, the weighted average credit score of the mortgage loans was approximately 758.

For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


                                                           MORTGAGE RATES

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                              MORTGAGE        PRINCIPAL       OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
    MORTGAGE RATES (%)         LOANS           BALANCE           LOANS            BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
5.375 - 5.499..............       79         $ 34,395,232          7.50%         $ 435,383          763           67.94%
5.500 - 5.624..............      238          109,996,777         23.99            462,171          759           64.09
5.625 - 5.749..............      529          222,926,020         48.61            421,410          760           64.57
5.750 - 5.874..............      136           58,375,973         12.73            429,235          747           65.19
5.875 - 5.999..............       64           25,825,388          5.63            403,522          755           62.82
6.000 - 6.124..............       20            6,115,924          1.33            305,796          744           67.12
6.125 - 6.249..............        2              941,679          0.21            470,839          754           80.00
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................    1,068         $458,576,992        100.00%         $ 429,379          758           64.75%
                             ==========      ============     ============      ============   =============  =============

As of March 1, 2005, the weighted average mortgage rate was approximately 5.6123% per annum.


                                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
  ORIGINAL MORTGAGE LOAN       MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
       BALANCE ($)              LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
100,000 or less............        5         $    435,924          0.10%        $     87,185        772          66.43%
100,001 to 200,000.........       49            7,696,560          1.68              157,073        755          63.84
200,001 to 300,000.........       55           13,887,337          3.03              252,497        756          62.52
300,001 to 400,000.........      401          142,758,143         31.13              356,005        758          66.31
400,001 to 500,000.........      280          122,082,712         26.62              436,010        757          67.29
500,001 to 600,000.........      148           79,675,975         17.37              538,351        761          65.73
600,001 to 700,000.........       84           52,294,919         11.40              622,559        761          60.98
700,001 to 800,000.........       11            8,078,416          1.76              734,401        766          60.86
800,001 to 900,000.........       17           14,210,251          3.10              835,897        757          60.09
900,001 to 1,000,000.......       18           17,456,755          3.81              969,820        739          48.91
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................    1,068         $458,576,992        100.00%        $    429,379        758          64.75%
                             ==========      ============     ============      ============   =============  =============



                                                         ORIGINAL LTV RATIOS

                                  NUMBER OF                         PERCENTAGE OF          AVERAGE         WEIGHTED AVERAGE
                                  MORTGAGE         PRINCIPAL          MORTGAGE            PRINCIPAL          LOAN-TO-VALUE
  ORIGINAL LTV RATIO (%)            LOANS           BALANCE            LOANS               BALANCE               RATIO
---------------------------       ---------      ------------       -------------      ------------        ----------------
00.01 - 50.00..............          164        $  75,924,155           16.56%          $   462,952                759
50.01 - 55.00..............           82           35,813,188            7.81               436,746                764
55.01 - 60.00..............          101           42,297,255            9.22               418,785                764
60.01 - 65.00..............          113           48,037,635           10.48               425,112                760
65.01 - 70.00..............          177           79,310,935           17.30               448,084                759
70.01 - 75.00..............          145           60,027,228           13.09               413,981                748
75.01 - 80.00..............          272          113,070,479           24.66               415,700                756
80.01 - 85.00..............            4            1,246,343            0.27               311,586                760
85.01 - 90.00..............            6            1,935,972            0.42               322,662                732
90.01 - 95.00..............            4              913,801            0.20               228,450                717
                                  ---------      ------------       -------------      ------------        ----------------
     Total.................        1,068         $458,576,992          100.00%          $   429,379                758
                                  =========      ============       =============      ============        ================

The weighted average LTV ratio at origination of the mortgage loans was approximately 64.75%.


                                           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
          STATE                 LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Alabama....................       3          $  1,220,846         0.27%         $    406,949        766           73.19%
Arkansas...................       3             1,415,328         0.31               471,776        756           71.10
Arizona....................      23             9,774,580         2.13               424,982        755           65.64
California.................     521           226,258,329        49.34               434,277        764           63.78
Colorado...................      21             6,769,972         1.48               322,380        767           64.68
Connecticut................       9             4,090,712         0.89               454,524        763           51.19
District of Columbia.......       8             4,682,608         1.02               585,326        727           65.21
Delaware...................       2               645,626         0.14               322,813        692           54.88
Florida....................      14             5,954,871         1.30               425,348        739           65.70
Georgia....................      10             4,156,641         0.91               415,664        720           63.56
Hawaii.....................       6             3,859,304         0.84               643,217        768           68.07
Idaho......................       4             1,830,838         0.40               457,709        695           66.21
Illinois...................      31            12,350,926         2.69               398,417        744           64.73
Indiana....................       2               723,080         0.16               361,540        789           59.51
Kansas.....................       1               469,406         0.10               469,406        522           44.00
Kentucky...................       2               754,647         0.16               377,324        796           60.62
Louisiana..................       2               764,195         0.17               382,097        710           76.79
Massachusetts..............      43            19,965,473         4.35               464,313        759           59.88
Maryland...................      50            22,323,471         4.87               446,469        738           69.72
Michigan...................      16             5,713,614         1.25               357,101        750           68.76
Minnesota..................       8             3,594,337         0.78               449,292        751           68.11
Missouri...................       5             1,619,686         0.35               323,937        717           70.71
Mississippi................       1               386,580         0.08               386,580        717           87.00
North Carolina.............      16             6,094,470         1.33               380,904        742           63.85
New Hampshire..............       3               994,280         0.22               331,427        764           77.40
New Jersey.................      25            11,135,576         2.43               445,423        766           62.36
New Mexico.................      13             5,051,023         1.10               388,540        757           66.36
Nevada.....................       8             3,515,512         0.77               439,439        748           67.50
New York...................      16             6,799,364         1.48               424,960        751           67.35
Ohio.......................       2               681,413         0.15               340,706        704           71.75
Oklahoma...................       2               359,648         0.08               179,824        804           71.11
Oregon.....................       8             3,038,877         0.66               379,860        775           68.54
Pennsylvania...............       8             3,947,576         0.86               493,447        761           67.55
Rhode Island...............       2               854,117         0.19               427,058        794           77.46
South Carolina.............       2               864,671         0.19               432,335        679           74.16
Tennessee..................       2             1,199,642         0.26               599,821        781           69.81
Texas......................      41            16,245,185         3.54               396,224        753           65.14
Utah.......................       4             1,755,017         0.38               438,754        730           65.47
Virginia...................      75            33,034,728         7.20               440,463        757           67.27
Washington.................      49            20,063,448         4.38               409,458        759           64.52
Wisconsin..................       7             3,617,375         0.79               516,768        750           70.73
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................   1,068          $458,576,992       100.00%         $    429,379        758           64.75%
                             ==========      ============     ============      ============   =============  =============

         No more than 1.0% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.7% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.


                                                 LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
     LOAN PURPOSE               LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Purchase...................      168         $ 74,483,251        16.24%         $    443,353        759           74.48%
Rate/Term Refinance........      763          328,103,710        71.55               430,018        757           63.71
Equity Refinance...........      137           55,990,031        12.21               408,686        758           57.94
                             ----------      ------------     ------------      ------------   -------------  -------------
         Total.............    1,068         $458,576,992       100.00%         $    429,379        758           64.75%
                             ==========      ============     ============      ============   =============  =============



                                   MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
    DOCUMENTATION TYPE          LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Full Documentation.........      879         $383,649,575        83.66%         $    436,461        757           66.10%
Reduced Documentation......      189           74,927,417        16.34               396,441        759           57.89
                             ----------      ------------     ------------      ------------   -------------  -------------
      Total................    1,068         $458,576,992       100.00%         $    429,379        758           64.75%
                             ==========      ============     ============      ============   =============  =============

         No more than 65.6% of such reduced loan documentation mortgage loans were secured by mortgaged properties located in California.

         Approximately 14.7% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.


                                                OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
       OCCUPANCY TYPE           LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Primary Residence..........    1,054         $ 52,901,096         98.76%        $    429,697        758          64.87%
Second/Vacation............       14            5,675,896          1.24              405,421        754          55.52
                             ----------      ------------     ------------      ------------   -------------  -------------
      Total................    1,068         $458,576,992        100.00%        $    429,379        758          64.75%
                             ==========      ============     ============      ============   =============  =============



                                                      MORTGAGED PROPERTY TYPES

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
       PROPERTY TYPE            LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Single-family detached           785         $341,284,991        74.42%         $    434,758       759           64.35%
Planned Unit Developments        243          102,099,447        22.26               420,162       754           65.52
   (detached)..............
Condo Low-Rise (less than         24            8,758,163         1.91               364,923       766           71.39
   5 stories)..............
Planned Unit Developments          6            2,472,935         0.54               412,156       721           74.26
   (attached)..............
Leasehold..................        3            1,888,658         0.41               629,553       799           50.67
Two-to-four family units...        4            1,189,009         0.26               297,252       775           63.43
Townhouse..................        3              883,788         0.19               294,596       687           71.25
                             ----------      ------------     ------------      ------------   -------------  -------------
   Total...................    1,068         $458,576,992       100.00%         $    429,379       758           64.75%
                             ==========      ============     ============      ============   =============  =============



                                            NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
   NET MORTGAGE RATE (%)        LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
5.095......................       79         $ 34,395,232         7.50%         $    435,383        763           67.94%
5.220......................      238          109,996,777        23.99               462,171        759           64.09
5.345......................      529          222,926,020        48.61               421,410        760           64.57
5.470......................      136           58,375,973        12.73               429,235        747           65.19
                             ----------      ------------     ------------      ------------   -------------  -------------
        Total..............      982         $425,694,002        92.83%         $    433,497        758           64.80%
                             ==========      ============     ============      ============   =============  =============

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 3.461042587%.

                                                              7
         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:


                                 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                         FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                           CLASS A-P CERTIFICATES

                                                             0%       100%       250%       400%        500%
                                                            ----      ----       ----       ----        ----
DISTRIBUTION DATE
April 2005.............................................     100%       100%      100%        100%       100%
April 2006.............................................      98         93        82          76         71
April 2007.............................................      97         86        66          57         49
April 2008.............................................      95         79        53          43         33
April 2009.............................................      93         73        43          32         23
April 2010.............................................      92         67        34          24         16
April 2011.............................................      90         62        28          18         11
April 2012.............................................      87         57        22          13          7
April 2013.............................................      85         52        18          10          5
April 2014.............................................      83         48        14           7          3
April 2015.............................................      80         43        11           5          2
April 2016.............................................      78         39         9           4          2
April 2017.............................................      75         36         7           3          1
April 2018.............................................      72         32         6           2          1
April 2019.............................................      69         29         4           2          *
April 2020.............................................      65         26         3           1          *
April 2021.............................................      62         23         3           1          *
April 2022.............................................      58         20         2           1          *
April 2023.............................................      54         18         2           *          *
April 2024.............................................      50         16         1           *          *
April 2025.............................................      46         13         1           *          *
April 2026.............................................      41         11         1           *          *
April 2027.............................................      36          9         *           *          *
April 2028.............................................      31          8         *           *          *
April 2029.............................................      26          6         *           *          *
April 2030.............................................      20          4         *           *          *
April 2031.............................................      14          3         *           *          *
April 2032.............................................       7          1         *           *          *
April 2033.............................................       1          *         *           *          *
April 2034.............................................       0          0         0           0          0
Weighted Average Life in Years** (to Maturity).........      17.6      10.1       4.6         3.5        2.8

----------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o    the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                        ASSUMED MORTGAGE CHARACTERISTICS

                                         DISCOUNT MORTGAGE     NON-DISCOUNT
      ASSUMED PURCHASE PRICE                  LOANS           MORTGAGE LOANS
---------------------------------------  -----------------    ----------------
Aggregate principal balance ...........  $428,611,829.93      $33,296,001.80
Weighted average mortgage rate ........     5.5897057082%              5.905%
Weighted average servicing fee rate....     0.2800000000%             0.3300%
Weighted   average   original
   term  to  maturity (months) ........              360                 359
Weighted average remaining term
to maturity (months) ..................              337                 337





         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

ASSUMED PURCHASE PRICE           0%     100%    250%    400%     500%
------------------------------ ------  ------  ------  ------   ------
$10,824,826...................  1.9%    3.5%    8.0%    10.7%    13.6%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "300% PSA" assumes prepayment rates equal to 300% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.



                                               JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                  AT DECEMBER 31, 1999               AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......    159,458       $ 41,799,848        156,842        $41,837,077        142,330    $38,092,093
Period of Delinquency
  30 to 59 days............      2,081            485,414          2,147            488,965          1,968        469,058
  60 to 89 days............        297             66,720            336             72,625            327         75,698
  90 days or more..........        301             69,148            307             68,860            333         76,136
Foreclosures Pending.......        419            100,940            340             81,219            350         91,964
Total Delinquent Loans.....      3,098       $    722,221          3,130        $   711,669          2,978    $   712,856
Percent of Loan
    Portfolio..............      1.943%             1.728%         1.996%             1.701%         2.092%         1.871%



                                AT DECEMBER 31, 2002                AT DECEMBER 31, 2003             AT DECEMBER 31, 2004
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......    104,754       $ 29,652,506         61,336        $19,562,648         51,674    $17,633,235
Period of Delinquency
  30 to 59 days............      1,391            350,118            813            202,438            354        101,882
  60 to 89 days............        256             59,355            180             37,722             80         18,514
  90 days or more..........        277             67,047            229             51,671             99         22,840
Foreclosures Pending.......        333             80,326            243             58,402            139         31,349
Total Delinquent Loans.....      2,257       $    556,846          1,465        $   350,233            672       $174,585
Percent of Loan
    Portfolio..............      2.155%             1.878%         2.388%             1.790%         1.300%         0.990%


----------
*    The tables relate to the mortgage loans referred to above.
* The Period of Delinquency which is "90 days or more" does not include foreclosures pending.



                                    JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                   AT DECEMBER 31, 1999             AT DECEMBER 31, 2000            AT DECEMBER 31, 2001
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......     31,572       $  5,733,023        29,442         $ 5,424,670        26,174     $ 4,923,160
Period of Delinquency
  30 to 59 days............        476             87,173           481              80,450           436          72,245
  60 to 89 days............         72             13,317            85              14,464            71          13,138
  90 days or more..........         68             14,146            57              12,443            64          12,292
Foreclosures Pending.......        113             23,846            87              17,435            79          22,361
Total Delinquent Loans.....        729       $    138,482           710         $   124,791           650     $   120,036
Percent of Loan
    Portfolio..............      2.309%             2.416%        2.412%              2.300%        2.483%          2.438%




                                AT DECEMBER 31, 2002                AT DECEMBER 31, 2003              AT DECEMBER 31, 2004
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......     20,813       $  4,388,764         15,134         $3,902,833        12,980     $3,701,651
Period of Delinquency
  30 to 59 days............        303             56,489            221             45,326            80         18,542
  60 to 89 days............         62             12,354             38              7,098            21          4,011
  90 days or more..........         66             16,163             55              9,585            15          2,980
Foreclosures Pending.......         68             14,099             53             11,232            26          5,253
Total Delinquent Loans.....        499       $     99,105            367            $73,241           142        $30,786
Percent of Loan
    Portfolio..............      2.398%             2.258%         2.425%             1.877%        1.094%         0.832%

----------------
*    The tables relate to the mortgage loans referred to above.
* The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.


                                           JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                    AT OR FOR THE       AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED           YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                                 -------------------  -------------------   -------------------
                                                    (Dollar Amounts in Thousands)
Total Loan Portfolio.........       $41,799,848          $41,837,077           $38,092,093
Average Portfolio Balance....       $41,744,291          $41,712,987           $40,578,437
Foreclosed Loans.............           $36,732              $18,166               $11,865
Liquidated Foreclosed Loans..          $ 40,097              $57,997               $35,574
Foreclosed Loans Ratio.......             0.088%               0.043%                0.031%
Gross Loss...................            $6,022              $16,608                $9,085
Gross Loss Ratio.............             0.014%               0.040%                0.022%
Covered Loss.................            $3,549               $6,438                $5,451
Net Loss.....................            $2,473              $10,170                $3,633
Net Loss Ratio...............             0.006%               0.024%                0.009%
Excess Recovery..............              $333                  $39                    $5



                                    AT OR FOR THE       AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED           YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 2002    DECEMBER 31, 2003     DECEMBER 31, 2004
                                 -------------------  -------------------   -------------------
                                                    (Dollar Amounts in Thousands)
Total Loan Portfolio.........       $29,652,506          $19,562,648            $17,633,235
Average Portfolio Balance....       $34,185,451          $23,080,737            $17,999,485
Foreclosed Loans.............           $13,924               $9,435                 $2,109
Liquidated Foreclosed Loans..           $30,193              $28,302                $16,609
Foreclosed Loans Ratio.......             0.047%               0.048%                 0.012%
Gross Loss...................            $5,871               $5,331                 $2,922
Gross Loss Ratio.............             0.017%               0.023%                 0.016%
Covered Loss.................            $3,056               $4,219                 $1,648
Net Loss.....................            $2,816               $1,112                 $1,274
Net Loss Ratio...............             0.008%               0.005%                 0.007%
Excess Recovery..............              $108                  $18                    $68



                                    JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                    AT OR FOR THE       AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED           YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                                 -------------------  -------------------   -------------------
                                                    (Dollar Amounts in Thousands)
Total Loan Portfolio.........       $5,733,023           $5,424,670             $4,923,160
Average Portfolio Balance....       $6,483,857           $5,497,288             $5,208,164
Foreclosed Loans.............           $7,705               $2,749                   $841
Liquidated Foreclosed Loans..           $7,487              $10,220                 $5,253
Foreclosed Loans Ratio.......            0.134%               0.051%                 0.017%
Gross Loss...................           $1,142               $4,343                 $1,657
Gross Loss Ratio.............            0.018%               0.079%                 0.032%
Covered Loss.................             $561                 $895                 $1,202
Net Loss.....................             $581               $3,449                   $456
Net Loss Ratio...............            0.009%               0.063%                 0.009%
Excess Recovery..............             $148                  $25                     $0


                                   AT OR FOR THE       AT OR FOR THE         AT OR FOR THE
                                    YEAR ENDED           YEAR ENDED            YEAR ENDED
                                 DECEMBER 31, 2002    DECEMBER 31, 2003     DECEMBER 31, 2004
                                -------------------  -------------------   -------------------
                                                    (Dollar Amounts in Thousands)
Total Loan Portfolio.........       $4,388,764           $3,902,833             $3,701,651
Average Portfolio Balance....       $4,572,334           $4,082,685             $3,702,764
Foreclosed Loans.............           $3,323               $2,051                   $798
Liquidated Foreclosed Loans..           $3,685               $5,319                 $2,680
Foreclosed Loans Ratio.......            0.076%               0.053%                 0.022%
Gross Loss...................           $1,047               $1,473                   $581
Gross Loss Ratio.............            0.023%               0.036%                 0.016%
Covered Loss.................             $462                 $884                   $227
Net Loss.....................             $585                 $589                   $353
Net Loss Ratio...............            0.013%               0.014%                 0.010%
Excess Recovery..............               $0                   $0                    $15

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:05:19                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S17(POOL #  4738)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4738
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XBQ5   205,000,000.00 172,720,832.82     5.500000  %  2,652,364.27
A-2     76111XBR3    50,731,300.00  50,731,300.00     5.500000  %          0.00
A-3     76111XBS1     3,322,600.00   3,322,600.00     5.500000  %          0.00
A-4     76111XBT9    26,703,100.00  26,703,100.00     5.500000  %          0.00
A-5     76111XBU6   200,000,000.00 178,498,974.43     5.500000  %  1,766,729.36
A-6     76111XBV4    14,500,000.00  14,500,000.00     5.500000  %          0.00
A-P     76111XBW2    16,648,662.78  15,158,865.43     0.000000  %    110,627.17
A-V     76111XBX0             0.00           0.00     0.005686  %          0.00
R       76111XBY8           100.00           0.00     5.500000  %          0.00
M-1     76111XBZ5     7,418,900.00   7,294,537.85     5.500000  %      8,668.51
M-2     76111XCA9     2,119,600.00   2,084,069.39     5.500000  %      2,476.61
M-3     76111XCB7     1,324,700.00   1,302,494.21     5.500000  %      1,547.83
B-1     76111XCC5       794,800.00     781,476.86     5.500000  %        928.67
B-2     76111XCD3       529,900.00     521,017.35     5.500000  %        619.16
B-3     76111XCE1       794,876.12     781,551.71     5.500000  %        928.77

-------------------------------------------------------------------------------
                  529,888,538.90   474,400,820.05                  4,544,890.35
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       791,637.15  3,444,001.42            0.00       0.00    170,068,468.55
A-2       232,518.46    232,518.46            0.00       0.00     50,731,300.00
A-3        15,228.58     15,228.58            0.00       0.00      3,322,600.00
A-4       122,389.21    122,389.21            0.00       0.00     26,703,100.00
A-5       818,120.30  2,584,849.66            0.00       0.00    176,732,245.07
A-6        66,458.33     66,458.33            0.00       0.00     14,500,000.00
A-P             0.00    110,627.17            0.00       0.00     15,048,238.26
A-V         2,247.82      2,247.82            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        33,433.30     42,101.81            0.00       0.00      7,285,869.34
M-2         9,551.98     12,028.59            0.00       0.00      2,081,592.78
M-3         5,969.77      7,517.60            0.00       0.00      1,300,946.38
B-1         3,581.77      4,510.44            0.00       0.00        780,548.19
B-2         2,388.00      3,007.16            0.00       0.00        520,398.19
B-3         3,582.11      4,510.88            0.00       0.00        780,622.94

-------------------------------------------------------------------------------
        2,107,106.78  6,651,997.13            0.00       0.00    469,855,929.70
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     842.540648   12.938362     3.861645    16.800007   0.000000  829.602286
A-2    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-3    1000.000000    0.000000     4.583332     4.583332   0.000000 1000.000000
A-4    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-5     892.494872    8.833647     4.090602    12.924249   0.000000  883.661225
A-6    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-P     910.515495    6.644809     0.000000     6.644809   0.000000  903.870687
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     983.237118    1.168436     4.506504     5.674940   0.000000  982.068682
M-2     983.237119    1.168437     4.506501     5.674938   0.000000  982.068682
M-3     983.237120    1.168438     4.506507     5.674945   0.000000  982.068682
B-1     983.237114    1.168432     4.506505     5.674937   0.000000  982.068682
B-2     983.237110    1.168428     4.506511     5.674939   0.000000  982.068682
B-3     983.237116    1.168434     4.506501     5.674935   0.000000  982.068682

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:05:19                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S17 (POOL #  4738)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4738
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       98,831.46
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    11,740.27

SUBSERVICER ADVANCES THIS MONTH                                        9,384.29
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3   1,289,165.95

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1     373,453.62


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     469,855,929.71

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,094

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,980,818.51

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.22038700 %     2.32581100 %    0.43930070 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.19662200 %     2.27057015 %    0.45768120 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,879,178.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,879,178.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.61319784
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              340.00

POOL TRADING FACTOR:                                                88.67071001

Run:        04/26/05     11:15:33                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S17(POOL #  4738)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4738
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XBQ5   205,000,000.00 170,068,468.55     5.500000  %  2,060,161.78
A-2     76111XBR3    50,731,300.00  50,731,300.00     5.500000  %          0.00
A-3     76111XBS1     3,322,600.00   3,322,600.00     5.500000  %          0.00
A-4     76111XBT9    26,703,100.00  26,703,100.00     5.500000  %          0.00
A-5     76111XBU6   200,000,000.00 176,732,245.07     5.500000  %  1,372,265.61
A-6     76111XBV4    14,500,000.00  14,500,000.00     5.500000  %          0.00
A-P     76111XBW2    16,648,662.78  15,048,238.26     0.000000  %     99,176.88
A-V     76111XBX0             0.00           0.00     0.005663  %          0.00
R       76111XBY8           100.00           0.00     5.500000  %          0.00
M-1     76111XBZ5     7,418,900.00   7,285,869.34     5.500000  %      8,740.34
M-2     76111XCA9     2,119,600.00   2,081,592.78     5.500000  %      2,497.14
M-3     76111XCB7     1,324,700.00   1,300,946.38     5.500000  %      1,560.65
B-1     76111XCC5       794,800.00     780,548.19     5.500000  %        936.37
B-2     76111XCD3       529,900.00     520,398.19     5.500000  %        624.28
B-3     76111XCE1       794,876.12     780,622.94     5.500000  %        936.45

-------------------------------------------------------------------------------
                  529,888,538.90   469,855,929.70                  3,546,899.50
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       779,480.48  2,839,642.26            0.00       0.00    168,008,306.77
A-2       232,518.46    232,518.46            0.00       0.00     50,731,300.00
A-3        15,228.58     15,228.58            0.00       0.00      3,322,600.00
A-4       122,389.21    122,389.21            0.00       0.00     26,703,100.00
A-5       810,022.79  2,182,288.40            0.00       0.00    175,359,979.46
A-6        66,458.33     66,458.33            0.00       0.00     14,500,000.00
A-P             0.00     99,176.88            0.00       0.00     14,949,061.38
A-V         2,217.12      2,217.12            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        33,393.57     42,133.91            0.00       0.00      7,277,129.00
M-2         9,540.63     12,037.77            0.00       0.00      2,079,095.64
M-3         5,962.67      7,523.32            0.00       0.00      1,299,385.73
B-1         3,577.51      4,513.88            0.00       0.00        779,611.82
B-2         2,385.16      3,009.44            0.00       0.00        519,773.91
B-3         3,577.86      4,514.31            0.00       0.00        779,686.49

-------------------------------------------------------------------------------
        2,086,752.37  5,633,651.87            0.00       0.00    466,309,030.20
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     829.602286   10.049570     3.802344    13.851914   0.000000  819.552716
A-2    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-3    1000.000000    0.000000     4.583332     4.583332   0.000000 1000.000000
A-4    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-5     883.661225    6.861328     4.050114    10.911442   0.000000  876.799897
A-6    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-P     903.870686    5.957047     0.000000     5.957047   0.000000  897.913639
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     982.068682    1.178118     4.501148     5.679266   0.000000  980.890564
M-2     982.068682    1.178119     4.501146     5.679265   0.000000  980.890564
M-3     982.068679    1.178116     4.501147     5.679263   0.000000  980.890564
B-1     982.068684    1.178120     4.501145     5.679265   0.000000  980.890564
B-2     982.068673    1.178109     4.501151     5.679260   0.000000  980.890564
B-3     982.068684    1.178121     4.501154     5.679275   0.000000  980.890564

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:15:33                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S17 (POOL #  4738)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4738
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       97,825.73
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    11,240.00

SUBSERVICER ADVANCES THIS MONTH                                       25,569.11
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    10   4,062,959.96

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        373,453.62

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     466,309,030.20

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,085

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,982,956.39

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.19662200 %     2.34569600 %    0.44302290 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.17859700 %     2.28509629 %    0.46062400 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,879,178.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,879,178.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.61286291
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              338.80

POOL TRADING FACTOR:                                                88.00134292

Run:        04/07/05     11:35:29                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S17(POOL #  4738)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4738
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XBQ5   205,000,000.00 168,008,306.77     5.500000  %  2,560,664.71
A-2     76111XBR3    50,731,300.00  50,731,300.00     5.500000  %          0.00
A-3     76111XBS1     3,322,600.00   3,322,600.00     5.500000  %          0.00
A-4     76111XBT9    26,703,100.00  26,703,100.00     5.500000  %          0.00
A-5     76111XBU6   200,000,000.00 175,359,979.46     5.500000  %  1,705,648.63
A-6     76111XBV4    14,500,000.00  14,500,000.00     5.500000  %          0.00
A-P     76111XBW2    16,648,662.78  14,949,061.38     0.000000  %    119,536.90
A-V     76111XBX0             0.00           0.00     0.005541  %          0.00
R       76111XBY8           100.00           0.00     5.500000  %          0.00
M-1     76111XBZ5     7,418,900.00   7,277,129.00     5.500000  %      8,770.61
M-2     76111XCA9     2,119,600.00   2,079,095.64     5.500000  %      2,505.79
M-3     76111XCB7     1,324,700.00   1,299,385.73     5.500000  %      1,566.06
B-1     76111XCC5       794,800.00     779,611.82     5.500000  %        939.61
B-2     76111XCD3       529,900.00     519,773.91     5.500000  %        626.45
B-3     76111XCE1       794,876.12     779,686.49     5.500000  %        939.71

-------------------------------------------------------------------------------
                  529,888,538.90   466,309,030.20                  4,401,198.47
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       770,038.07  3,330,702.78            0.00       0.00    165,447,642.06
A-2       232,518.46    232,518.46            0.00       0.00     50,731,300.00
A-3        15,228.58     15,228.58            0.00       0.00      3,322,600.00
A-4       122,389.21    122,389.21            0.00       0.00     26,703,100.00
A-5       803,733.24  2,509,381.87            0.00       0.00    173,654,330.83
A-6        66,458.33     66,458.33            0.00       0.00     14,500,000.00
A-P             0.00    119,536.90            0.00       0.00     14,829,524.48
A-V         2,153.31      2,153.31            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        33,353.51     42,124.12            0.00       0.00      7,268,358.39
M-2         9,529.19     12,034.98            0.00       0.00      2,076,589.85
M-3         5,955.52      7,521.58            0.00       0.00      1,297,819.67
B-1         3,573.22      4,512.83            0.00       0.00        778,672.21
B-2         2,382.30      3,008.75            0.00       0.00        519,147.46
B-3         3,573.56      4,513.27            0.00       0.00        778,746.78

-------------------------------------------------------------------------------
        2,070,886.50  6,472,084.97            0.00       0.00    461,907,831.73
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     819.552716   12.491047     3.756283    16.247330   0.000000  807.061669
A-2    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-3    1000.000000    0.000000     4.583332     4.583332   0.000000 1000.000000
A-4    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-5     876.799897    8.528243     4.018666    12.546909   0.000000  868.271654
A-6    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-P     897.913639    7.179970     0.000000     7.179970   0.000000  890.733669
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     980.890563    1.182198     4.495749     5.677947   0.000000  979.708365
M-2     980.890565    1.182199     4.495749     5.677948   0.000000  979.708365
M-3     980.890565    1.182200     4.495750     5.677950   0.000000  979.708365
B-1     980.890562    1.182197     4.495747     5.677944   0.000000  979.708365
B-2     980.890569    1.182204     4.495754     5.677958   0.000000  979.708365
B-3     980.890562    1.182197     4.495745     5.677942   0.000000  979.708365

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:35:29                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S17 (POOL #  4738)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4738
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       97,051.82
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     9,712.63

SUBSERVICER ADVANCES THIS MONTH                                       20,830.73
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     7   2,775,039.01

 (B)  TWO MONTHLY PAYMENTS:                                    2     826,893.45

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     461,907,831.73

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,075

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,838,895.15

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.17859700 %     2.36077800 %    0.44585720 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.15501000 %     2.30408908 %    0.46447490 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,879,178.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,879,178.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.61243593
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              337.70

POOL TRADING FACTOR:                                                87.17075344

Run:        04/25/05     12:25:19                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S17(POOL #  4738)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4738
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XBQ5   205,000,000.00 165,447,642.06     5.500000  %  3,713,844.23
A-2     76111XBR3    50,731,300.00  50,731,300.00     5.500000  %          0.00
A-3     76111XBS1     3,322,600.00   3,322,600.00     5.500000  %          0.00
A-4     76111XBT9    26,703,100.00  26,703,100.00     5.500000  %          0.00
A-5     76111XBU6   200,000,000.00 173,654,330.83     5.500000  %  2,473,776.95
A-6     76111XBV4    14,500,000.00  14,500,000.00     5.500000  %          0.00
A-P     76111XBW2    16,648,662.78  14,829,524.48     0.000000  %    151,563.57
A-V     76111XBX0             0.00           0.00     0.005409  %          0.00
R       76111XBY8           100.00           0.00     5.500000  %          0.00
M-1     76111XBZ5     7,418,900.00   7,268,358.39     5.500000  %      8,788.73
M-2     76111XCA9     2,119,600.00   2,076,589.85     5.500000  %      2,510.96
M-3     76111XCB7     1,324,700.00   1,297,819.67     5.500000  %      1,569.29
B-1     76111XCC5       794,800.00     778,672.21     5.500000  %        941.55
B-2     76111XCD3       529,900.00     519,147.46     5.500000  %        627.74
B-3     76111XCE1       794,876.12     778,746.78     5.500000  %        941.64

-------------------------------------------------------------------------------
                  529,888,538.90   461,907,831.73                  6,354,564.66
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       758,301.69  4,472,145.92            0.00       0.00    161,733,797.83
A-2       232,518.46    232,518.46            0.00       0.00     50,731,300.00
A-3        15,228.58     15,228.58            0.00       0.00      3,322,600.00
A-4       122,389.21    122,389.21            0.00       0.00     26,703,100.00
A-5       795,915.68  3,269,692.63            0.00       0.00    171,180,553.88
A-6        66,458.33     66,458.33            0.00       0.00     14,500,000.00
A-P             0.00    151,563.57            0.00       0.00     14,677,960.91
A-V         2,082.02      2,082.02            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        33,313.31     42,102.04            0.00       0.00      7,259,569.66
M-2         9,517.70     12,028.66            0.00       0.00      2,074,078.89
M-3         5,948.34      7,517.63            0.00       0.00      1,296,250.38
B-1         3,568.91      4,510.46            0.00       0.00        777,730.66
B-2         2,379.43      3,007.17            0.00       0.00        518,519.72
B-3         3,569.26      4,510.90            0.00       0.00        777,805.14

-------------------------------------------------------------------------------
        2,051,190.92  8,405,755.58            0.00       0.00    455,553,267.07
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     807.061669   18.116313     3.699033    21.815346   0.000000  788.945355
A-2    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-3    1000.000000    0.000000     4.583332     4.583332   0.000000 1000.000000
A-4    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-5     868.271654   12.368885     3.979578    16.348463   0.000000  855.902769
A-6    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-P     890.733669    9.103648     0.000000     9.103648   0.000000  881.630021
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     979.708365    1.184641     4.490330     5.674971   0.000000  978.523725
M-2     979.708363    1.184639     4.490328     5.674967   0.000000  978.523725
M-3     979.708363    1.184638     4.490330     5.674968   0.000000  978.523725
B-1     979.708362    1.184638     4.490325     5.674963   0.000000  978.523725
B-2     979.708363    1.184639     4.490338     5.674977   0.000000  978.523725
B-3     979.708362    1.184637     4.490335     5.674972   0.000000  978.523725

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:25:19                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S17 (POOL #  4738)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4738
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       96,179.07
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    10,072.13

SUBSERVICER ADVANCES THIS MONTH                                       12,702.91
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     5   1,712,763.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        462,810.16

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     455,553,267.07

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,062

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,795,712.17

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.15501000 %     2.38051500 %    0.44956300 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.11847000 %     2.33340417 %    0.47044040 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,879,178.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,879,178.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.61169869
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              336.50

POOL TRADING FACTOR:                                                85.97152677